SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 12, 2007 (September 6, 2007)

FLAGSHIP GLOBAL HEALTH, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-30556	11-3210792
(State or Other Jurisdiction or Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 West 42nd Street

23rd Floor

New York, NY 10036

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (212) 340-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On July 16, 2007 (the “Closing Date”), Flagship Global Health, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with FrontPoint Healthcare Fund, L.P., FrontPoint Healthcare Fund 2X, L.P., FrontPoint Healthcare Horizons Fund, L.P. and FrontPoint Healthcare Long Horizons Fund, L.P. (collectively, the “Buyer”). Under the Securities Purchase Agreement, the Buyer purchased from the Company an aggregate of 6,809,258 shares of the Company’s common stock, par value $0.001 per share, of the Company (the “Common Stock”) in an aggregate principal amount of $14,980,367.

In connection with the Securities Purchase Agreement, on the Closing Date, the Company also issued warrants to the Buyer (the “Warrants”), representing the right to acquire 2,042,777 shares of Common Stock at an exercise price of $3.00 per share. When issued, the Warrants were immediately exercisable and had a term of three years.

On September 6, 2007, the Company and the Buyer amended the Warrants (the “Warrant Amendment”), to provide that the Warrants are not exercisable until one year from the Closing Date. Pursuant to the Warrant Amendment, the Company and the Buyer also extended the term of the Warrants to four years.

Exhibit Number	Exhibit

10.1
Amended Warrant Agreement, by and among the Company, FrontPoint Healthcare Fund, L.P., FrontPoint Healthcare Fund 2X, L.P., FrontPoint Healthcare Horizons Fund, L.P. and FrontPoint Healthcare Long Horizons Fund, L.P. entered into September 6, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2007
FLAGSHIP GLOBAL HEALTH, INC.

By:	/s/ Fred F. Nazem
Name: Fred F. Nazem
Title: Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Amended Warrant Agreement, by and among the Company, FrontPoint Healthcare Fund, L.P., FrontPoint Healthcare Fund 2X, L.P., FrontPoint Healthcare Horizons Fund, L.P. and FrontPoint Healthcare Long Horizons Fund, L.P. entered into September 6, 2007.